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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Form 10-K of our report dated January 30, 1998, except for Note W as to which the date is February 9, 1998, on the consolidated balance sheets of CFX Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997.




                                                 /s/ Wolf & Company, P.C.


Boston, Massachusetts
March 27, 1998